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                                                                   Exhibit 10.14
                          CHANGE OF CONTROL AGREEMENT
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     CHANGE OF CONTROL AGREEMENT, dated as of  September 7, 2000, by and between
SmarterKids.com. (the "Company") and __________ (the "Executive"). This Agreement supercedes any other agreement between the parties.

     WHEREAS, the Company believes it to be to its advantage to employ the Executive to render services to the Company as hereinafter provided;

     WHEREAS, the Company desires continuity of management; and

     WHEREAS, the Executive is willing to continue to render services to the Company subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1.  TERMINATION FOLLOWING A CHANGE OF CONTROL.
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     (a) If, at any time after a Change in Control (as such term is defined in
Section 3(b)), but prior to the date three (3) years from the date of a Change in Control, the Company terminates the Executive's employment, the Company shall:

     (i) continue to pay to the Executive, in accordance with the Company's normal payroll practices and policies in effect from time to time (including any required withholding), the Executive's base salary
          (at the monthly base salary rate in effect for such Executive immediately prior to the termination of his employment) until the earlier of (i) six (6) months following the termination of the Executive's employment, or (ii) the date the Executive is employed by a subsequent employer or is engaged as a consultant (note: in the event of consulting income of less than base salary, the Company will compensate the difference) (the "Severance Payments"); provided, however, that the Company shall not be obligated to make any Severance Payments pursuant to this Section 1(a) during any period in which the Executive is in violation of the terms of his/her Employee Noncompetition, Nondisclosure and Developments Agreement with the Company;

     (ii) the date of the Executive's termination shall be the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). If the Executive elects to continue medical insurance coverage after termination in accordance with the provisions of COBRA, the Company shall pay the Executive's monthly premium payments until the earlier of (i) the date which is six (6) months following the termination of the Executive's employment; (ii) the date the Executive obtains other employment, or
          (iii) the date the Executive's COBRA continuation coverage would terminate in accordance with the provisions
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           of COBRA. Thereafter, if the payment of monthly premiums by the
           Company has ceased due to a reason in (i) or (ii) above, the Executive will be responsible for any and all payments for the remaining period of elected continued health insurance coverage under COBRA.

     (iii) In addition to any other vesting provisions that the Executive may be entitled to in accordance with other agreements with the Company, accelerate the vesting of all of the Executive's incentive and non-qualified stock options by six (6) months from the date of the termination;

     (b) For purposes of Section 1, "Good Reason" shall mean the occurrence of one or more of the following events following a Change of Control: (i) the assignment to the Executive of any duties substantially inconsistent with his position, authority, duties or responsibilities immediately prior to the Change of Control or any other action by the Company which results in a substantial limitation in such position, authority, duties or responsibilities; (ii) a substantial reduction in the aggregate of the Executive's base or incentive compensation of the termination of the Executive's rights or any employee benefits immediately prior to the Change of Control, except to the extent any such benefit is replaced with a substantially similar benefit, or a reduction in scope of value thereof; or (iii) a relocation of the Executive's place of business which results in the one-way commuting distance for the Executive increasing by more than 50 miles from the location thereof immediately prior to the Change of Control (provided, however, that travel consistent with past practices for business purposes shall not be considered "commuting" for purposes of this clause (iii)); or (iv) a failure by the Company to obtain the agreement referenced in Section 3(f).

     2.  TERM.  If a Change of Control has not occurred within three (3) years
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from the date hereof, this Agreement shall terminate and be of no further force and effect.

     3.  GENERAL.
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     (a) Notwithstanding anything else to the contrary herein:  (i) the
Company's obligation to provide any of the amounts and benefits set forth in this Agreement shall be subject to, and conditioned upon, the Executive's execution of a full release of claims satisfactory to the Company releasing the Company and its affiliates, subsidiaries, divisions, directors, employees and agents from any claims arising from or related to the Executive's employment or severance from employment with the Company, including any claims arising from this Agreement (the "Release"); (ii) the Company shall not be obligated to provide any of the amounts and benefits set forth in this Agreement until any applicable period within which the Executive may revoke the Release has expired; and (iii) any amounts and benefits set forth in this Agreement shall be reduced by any and all other severance or other amounts or benefits paid or payable to the Executive as a result of the termination of his employment.

     (b) In the event the Executive's employment with the Company is terminated by the Company for any reason other than without Cause, or the Executive terminates his employment with the Company for any reason other than Good Reason, the Executive shall not be entitled to any severance benefits or other considerations described herein.
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     (c) For purposes of this Agreement, "Change of Control" shall mean the closing of: (i) a merger, consolidation, liquidation or reorganization of the Company into or with another Company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; or (ii) the direct or indirect acquisition by any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of the Company, in a single or series of related transactions.

     (d) For purposes of this Agreement, "Cause" shall mean: (i) the commission of the Executive of a felony, either in connection with the performance of his obligations to the Company or which adversely affects the Executive's ability to perform such obligations; (ii) gross negligence, dishonesty or breach of fiduciary duty; or (iii) the commission by the Executive of an act of fraud or embezzlement which results in loss, damage or injury to the Company, whether directly or indirectly.

     (e) Notwithstanding anything to the contrary in this Agreement, if the Company determines in its sole discretion after consultation with its tax and accounting advisors that the Executive is a Disqualified Individual (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) and that any portion of any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") would be an Excess Parachute Payment (as defined in Section 280G of the Code) but for the application of this sentence, then the amount of all such Payments otherwise payable to the Executive pursuant to this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any Payment, as so reduced, constitutes an Excess Parachute Payment. For purposes of this reduction, no portion of any Payment shall be taken into account to the extent that such Payment, in the opinion of the Company, after consultation with its tax and accounting advisors, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

     (f) Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company; provided, however, that the Company shall obtain the written agreement of any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company to be bound by the provisions of this Agreement as if such successor were the Company and for purposes of this Agreement, any such successor of the Company shall be deemed to be the "Company" for all purposes.

     (g) Nothing in this Agreement shall create any obligation on the part of the Company or any other person to continue the employment of the Executive or to employ the Executive for
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any specific or definite term or length of employment. If the Executive elects to receive the severance and benefits set forth in this Agreement by executing the Release, the Executive shall not be entitled to any other salary continuation, severance or other termination benefits in the event of his cessation of employment with the Company.

     (h) Nothing herein shall affect the Executive's obligations under any key employee, non-competition, confidentiality, option or similar agreement between the Company and the Executive currently in effect or which may be entered into in the future.

     4.  REPRESENTATIONS AND GOVERNING LAW
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     (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     (b) This Agreement represents the complete and sole understanding between the parties, supersedes any and all other agreements and understandings, whether oral or written. This Agreement may not be modified, amended or rescinded except upon the written consent of the Company and the Executive. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed and reformed to the fullest extent possible.

     (c) The Executive may not assign any of his rights or obligations under this Agreement; the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     (d) The Executive represents that he has read the foregoing Agreement, fully understands the terms and conditions of such Agreement, and is voluntarily executing the same. In entering into this Agreement, the Executive does not rely on any representation, promise or inducement made by the company, with the consideration described herein.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                     The Company:
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                                     SMARTERKIDS.COM

                                     By:
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                                     Name:
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                                     Title:
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                                     The Executive:
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